Exhibit 99.1

SOURCE: Neptune Wellness Solutions Inc.

Neptune Puts Employees, including certain Key Executives, on Mandatory Unpaid Leave of Absence Beginning February 23, 2024

LAVAL, QUÉBEC, CANADA – February 26, 2024 – Neptune Wellness Solutions Inc. ("Neptune" or the "Company") (NASDAQ: NEPT), today announced that it has placed certain employees on a mandatory unpaid leave of absence effective February 23, 2024 in connection with a rapid cost cutting and restructuring effort, as a result of the Company’s previously disclosed ongoing financial concerns.

Among the employees placed on mandatory leave are Michael Cammarata, President and Chief Executive Officer, and John Wirt, Executive Vice President and Chief Legal Officer, both of whom are under employment contracts (the terms of which have been previously disclosed). Mr. Cammarata also concurrently resigned from the Company’s board of directors (the “Board”) and all other board positions at the Company’s subsidiaries and affiliates effective immediately. Mr. Cammarata is challenging his unpaid leave under the terms of his employment agreement, and there is a risk of dispute under existing employment agreements as a result of the announced temporary leaves.

The Company is currently working through a succession plan to determine who will assume the role of Interim Chief Executive Officer in Mr. Cammarata’s absence. In the interim, the Company has appointed a special restructuring committee comprised of certain members of the Board to evaluate candidates for the role of Interim Chief Executive Officer and to lead the Company through this transitionary period.

The last day of work for employees placed on mandatory leave was February 23, 2024. The initial period of mandatory leave is for thirty (30) days, though any decisions to recall staff to active service, extend the period of leave, or relieve staff of responsibilities have not yet been made. The Company will continuously evaluate its financial condition as well as all available strategic alternatives in connection with its ongoing restructuring effort to determine when employees will be recalled to active service, though there can be no assurance at this stage that any of the employees will return to the Company at the end of the temporary period of mandatory leave, if at all.

About Neptune Wellness Solutions Inc.

Neptune is a consumer-packaged goods company that aims to innovate health and wellness products. Founded in 1998 and headquartered in Laval, Quebec with a United States headquarters in Jupiter, Florida, the company focuses on developing a portfolio of high-quality, affordable consumer products that align with the latest market trends for natural, sustainable, plant-based and purpose-driven lifestyle brands. The company's products are available in more than 29,000 retail locations and include well-known organic food and beverage brands such as Sprout Organics, Nosh, and Nurturme, as well as nutraceuticals brands like Biodroga and Forest Remedies. With its efficient and adaptable manufacturing and supply chain infrastructure, the company can quickly respond to consumer demand, and introduce new products through retail partners and e-commerce channels. Please visit neptunewellness.com for more details.

Disclaimer – Safe Harbor Forward–Looking Statements

Statements in this news release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of applicable securities laws. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of Neptune to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief”, “expects”, “intends”, “projects”, “anticipates”, “will”, “should” or “plans” to be uncertain and forward-looking. Forward-looking statements relate to future events or future performance and reflect management’s expectations or beliefs regarding future events including, but not limited to, statements with respect to the timing of reporting quarterly results. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking statements and information included in this news release are made as of the date of this news release and the Company does not undertake an obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The forward-looking statements contained in this news release are expressly qualified in their entirety by this cautionary statement and the “Cautionary Note Regarding Forward-Looking Information” section contained in Neptune’s latest Annual Report on Form 10-K and its subsequent filings, which are available on EDGAR at www.sec.gov/edgar.shtml. All forward-looking statements in this news release are made as of the date of this news release. Neptune does not undertake to update any such forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Going Concern

As of the date this press release, there is minimal cash balance at the Company. The Company requires funding in the very near term in order to continue its operations and is considering all strategic alternatives that may be available, including debt financing and asset divestitures, in order to generate cash to fund operations. The Company’s lack of cash resources and current share price may adversely affect its ability to raise new capital, maintain its NASDAQ listing and execute its business strategy. If the Company is unable to obtain funding in the near term, it may have to cease operations and liquidate its assets. These conditions cast substantial doubt about the Company's ability to continue as a going concern.

Media Contacts:

media@neptunecorp.com

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254